UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 1, 2026
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
65 Market Street
Suite 1207, Jasmine Court
P.O. Box 31110
Camana Bay
Grand Cayman
Cayman Islands		KY1-1205
(Address of principal executive offices)		(Zip code)
(205) 291-3440
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	GLRE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On September 1, 2026, the Board of Directors (the “Registrant Board”) of Greenlight Capital Re, Ltd. (the “Registrant”) and the Board of Directors of Greenlight Reinsurance, Ltd. (the “Greenlight Re Board”) appointed John Welch as an independent director of the Registrant Board and the Greenlight Re Board, effective September 1, 2026. The appointment of Mr. Welch to the Greenlight Re Board is subject to the approval by the Cayman Islands Monetary Authority. Effective on the same date, Mr. Welch was appointed as a member of the Audit Committee, the Compensation Committee and the Underwriting Committee of the Registrant Board. Mr. Welch brings broad and deep financial industry and actuarial expertise and experience, as well as extensive management experience.

Mr. Welch, age 61, served as Group Chief Underwriting Officer of Aspen Insurance Holdings Limited (“Aspen”) from July 2025 to February 2026, where he was responsible for overseeing, developing and executing Aspen’s underwriting strategy across the group. Aspen was acquired by Sompo Holdings, Inc. in February 2026 and following the acquisition Mr. Welch served as a reinsurance executive at Sompo until August 2026. From June 2023 to July 2025, Mr. Welch served as Aspen’s Chief Underwriting Officer, Reinsurance. Prior to joining Aspen, Mr. Welch served as Chief Executive, Domestic Markets (January 2020 – November 2022) and Chief Executive North America (September 2018 – January 2020) at AXA XL Reinsurance, Chief Executive North American Reinsurance (May 2015 – January 2020) at XL Catlin, and President (July 2006 – April 2015) of XL Reinsurance America. Mr. Welch is a Fellow of the Casualty Actuarial Society and holds a Bachelor of Science degree in Mathematics from Fairfield University (1987).

There are no family relationships between Mr. Welch and any Registrant director or executive officer, and no arrangements or understandings between Mr. Welch and any other person pursuant to which he was selected as a director. There are no related party transactions between the Registrant and Mr. Welch that would require disclosure under Item 404 of Regulation S-K and Mr. Welch will not be employed by the Registrant.

Mr. Welch’s director compensation will be similar to that of the other independent directors of the Registrant, as described under “Director Compensation” in the Registrant’s 2026 proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 24, 2026. The Registrant also entered into a Deed of Indemnity (the “Deed of Indemnity”) with Mr. Welch, which provides that the Registrant will indemnify and hold harmless, and advance expenses paid or incurred by Mr. Welch, to the fullest extent permitted by law, for claims relating to his service to the Registrant or its subsidiaries, subject to the terms and conditions contained in the form of Deed of Indemnity. The Deed of Indemnity is identical in all material respects to the indemnification agreements entered into with other directors of the Registrant.

Item 8.01. Other Events.

On September 1, 2026, the Registrant issued a press release titled “Greenlight Capital Re, Ltd. Announces New Director Appointments,” announcing the appointment of Mr. Welch as well as the addition of Ariel Warszawski, who was recently elected as a director to the Registrant Board by shareholders at the Registrant’s Annual General Meeting held on July 28, 2026. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release Greenlight Capital Re, Ltd. Announces New Director Appointments, dated September 1, 2026, issued by the Registrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ David Sigmon
Name:	David Sigmon
Title:	General Counsel, Chief Compliance Officer & Secretary
Date:	September 1, 2026